As filed with the Securities and Exchange Commission on July 13, 2016

Registration No. 333-201217

United States

SECURITIES AND EXCHANGE cOMMISSION

Washington, D.C. 20549

___________________________

Post-effective amendment no. 1

To

fOrm S-8

Registration Statement

No. 333-201217

registration statement under the securities act of 1933

___________________________

Symmetry Surgical inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1523659 (I.R.S. Employer Identification Number)

3430 Owen Drive

Antioch, TN 37013

(Address of principal executive offices) (Zip code)

___________________________

Symmetry Surgical Inc. 2014 Equity Incentive Plan

(Full title of the plan)

 ___________________________

David C. Milne

General Counsel, Chief Administrative Officer,

Corporate Secretary and Chief Compliance Officer

Symmetry Surgical Inc.

3430 Owen Drive

Antioch, TN 37013

Telephone: (800) 251-3000

(Name and address and telephone number, including area code, of agent for service)

 __________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Symmetry Surgical Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (No. 333-201217), filed with the Commission on December 23, 2014, pertaining to the registration of securities issuable under the Symmetry Surgical Inc. 2014 Equity Incentive Plan, as amended (the “Registration Statement”), to deregister any and all shares of the Registrant’s common stock, $0.0001 par value per share, registered but unsold under the Registration Statement as of the date hereof.

Pursuant to an Agreement and Plan of Merger, dated as of May 2, 2016, by and among Symmetry Surgical Holdings, Inc., a Delaware corporation (“Parent”), Symmetry Acquisition Corp, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly-owned subsidiary of Parent. The Merger became effective on July 1, 2016.

As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement.  The Registrant, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered under the Registration Statement that remain unsold as of the date hereof.

This filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remained unsold at the termination of the offering.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Antioch, State of Tennessee, on July 13, 2016.

SYMMETRY SURGICAL INC.

By:	/s/ Thomas J. Sullivan
Thomas J. Sullivan
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on July 13, 2016:

Name and Signature	Title
/s/ Thomas J. Sullivan Thomas J. Sullivan	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Scott D. Kunkel Scott D. Kunkel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Ronda L. Harris Ronda L. Harris	Chief Accounting Officer (Principal Accounting Officer)
/s/ R. Craig Collister R. Craig Collister	Director
/s/ Thomas P. Kapfer Thomas P. Kapfer	Director
/s/ Richard C. Adloff Richard C. Adloff	Director
/s/ Pierre Fréchette Pierre Fréchette	Director
/s/ James P. Stauner James P. Stauner	Director